Exhibit 99.1
ASGN Incorporated Reports First Quarter 2021 Results
Record Revenue Performance for the Quarter
Financial Results above Guidance Estimates

April 28, 2021

RICHMOND, VA.-- (BUSINESS WIRE) -- ASGN Incorporated (NYSE: ASGN), one of the foremost providers of information technology (IT) and professional services in the technology, digital, creative, engineering and life sciences fields across commercial and government sectors, reported financial results for the quarter ended March 31, 2021.

Highlights
•Revenues were $1,025.7 million, up 3.6 percent over the first quarter of 2020
•Net income was $48.7 million ($0.91 per diluted share), up 11.1 percent over the first quarter of 2020
•Adjusted EBITDA (a non-GAAP measure) was $108.6 million (10.6 percent of revenues), up from $103.5 million (10.5 percent of revenues) in the first quarter of 2020
•Free Cash Flow (a non-GAAP measure) was $110.5 million
•Cash and cash equivalents were $386.5 million at quarter end
•No outstanding borrowings under the Company's $250.0 million revolving credit facility
•Approved a $250.0 million stock repurchase plan replacing previous plan
•Senior Secured Debt leverage ratio (a non-GAAP measure) was 1.13 to 1.0 at March 31, 2021 (maximum allowable Senior Secured Debt leverage ratio of 4.0 to 1.0)

Management Commentary

“ASGN surpassed expectations for the first quarter of 2021, with revenues, adjusted EBITDA and adjusted EPS all ahead of our guidance ranges,” said ASGN President and Chief Executive Officer, Ted Hanson. “Revenues exceeded $1.0 billion for the third consecutive quarter and represented the highest quarterly revenues achieved by the Company. Commercial revenues were up slightly over the first quarter of last year after adjusting for the one fewer Billable Day in the quarter and were up over the fourth quarter of last year. Government revenues improved 21.2 percent from the first quarter of 2020. There is no question that demand has returned to our commercial business since the lows of last year, and I am very pleased to report that we saw consistent month-to-month growth across all commercial divisions.”

Mr. Hanson continued, “Between the organic growth of our commercial and government end markets and the strong performance of our strategic tuck-in acquisitions, our business continues to be positioned for success. It is also clear that the marketplace is strengthening, with the growth rate of bookings in some commercial industries accelerating even faster than what we saw going into the first quarter of this year. In addition, our commercial consulting business, which remains an important source of the value we provide our Fortune 500 clients, continues to see significant growth, with revenues improving 34.0 percent year-over-year. As we look forward to the rest of 2021, we remain committed to supporting our clients’ digital transformation needs, while also engaging and mobilizing tomorrow’s workforce responsibly and sustainably. With a strong balance sheet and ample cash flow, we are also acquisition ready and will remain thoughtful and measured in our M&A strategy.”

First Quarter of 2021 Financial Results - Summary

				Change
(In millions, except per share data)	Q1 2021	Q1 2020	Q4 2020	Y-Y	Sequential
Revenues
Commercial	$767.9	$777.8	$748.2	(1.3)%	2.6%
Federal Government	257.8	212.7	263.2	21.2%	(2.1)%
	$1,025.7	$990.5	$1,011.4	3.6%	1.4%
Gross Margin
Commercial	30.7%	31.3%	31.3%	(0.6)%	(0.6)%
Federal Government	17.5%	17.4%	16.0%	0.1%	1.5%
Consolidated	27.4%	28.4%	27.4%	(1.0)%	—%

Net Income	$48.7	$43.8	$55.4	11.2%	(12.1)%
Earnings per diluted share	$0.91	$0.82	$1.04	11.0%	(12.5)%
Cash provided by operating activities	$119.8	$64.1	$87.0	86.9%	37.7%

Non-GAAP Financial Measures
Adjusted Net Income	$61.6	$57.7	$70.1	6.8%	(12.1)%
Adjusted Net Income per diluted share	$1.15	$1.08	$1.31	6.5%	(12.2)%
Adjusted EBITDA	$108.6	$103.5	$116.3	4.9%	(6.6)%
Adjusted EBITDA margin	10.6%	10.5%	11.5%	0.1%	(0.9)%
Free Cash Flow	$110.5	$48.8	$82.7	126.4%	33.6%
__________
Notes:
Commercial business is comprised of the Apex and Oxford Segments and the Federal Government business is the ECS Segment.
Definitions of non-GAAP measures and reconciliation to GAAP measurements are included in the tables that accompany this release.

Consolidated revenues for the first quarter were up 3.6 percent year-over-year. Revenues from the Commercial business (74.9 percent of total revenues) were down 1.3 percent year-over-year (up slightly after adjusting for the one fewer Billable Day in Q1 2021) and up 2.6 percent sequentially. Revenues from the Federal Government business (25.1 percent of revenues) were up 21.2 percent year-over-year.

Commercial business revenues reflected the high growth in consulting services, which was up 34.0 percent year-over-year to $137.7 million, or 17.9 percent of total revenues for the Commercial business. Assignment revenues were down 6.6 percent year-over-year (5.1 percent adjusted for the one fewer Billable Day in the quarter). The Company's predominately IT services divisions (Apex Systems and Oxford Core) accounted for 86.8 percent of commercial revenues, up 1.8 percent year-over-year (3.4 percent adjusting for the one fewer Billable Day in the quarter). The other commercial divisions (creative marketing and permanent placement services), accounted for 13.2 percent of commercial revenues and were down 17.4 percent year-over-year.

Federal government revenues for the quarter were up 21.2 percent year-over-year. Revenue growth related to a number of factors including increased volume under certain existing programs, new contract awards and the contribution from acquisitions.

Gross profit was flat year-over-year on revenue growth of 3.6 percent. Gross margin was 27.4 percent, down from 28.4 percent in the first quarter of 2020. The year-over-year compression in gross margin related to changes in business mix and higher unemployment tax rates for 2021 in certain states. These business mix changes included a lower mix of revenues from our high margin creative marketing and permanent placement services and a higher mix of revenues from our Federal Government business, which carries a lower gross margin than our Commercial business. The effect of the changes was partially offset by a higher mix of commercial consulting revenues.

Selling, general and administrative (“SG&A”) expenses were $194.0 million (18.9 percent of revenues), compared with $197.9 million (20.0 percent of revenues) in the first quarter of 2020. This improvement related to, among other things, lower travel and entertainment and healthcare expenses, as well as lower compensation expenses.

Net income was $48.7 million ($0.91 per diluted share), up from $43.8 million ($0.82 per diluted share) in the first quarter of 2020. Adjusted Net Income (a non-GAAP measure) was $61.6 million ($1.15 per diluted share), up from $57.7 million ($1.08 per diluted share) in the first quarter of 2020.

Adjusted EBITDA (a non-GAAP measure) was $108.6 million, up from $103.5 million in the first quarter of 2020. The Adjusted EBITDA margin for the quarter was 10.6 percent, up 10 basis points year-over-year.

Stock Repurchase Program

On March 18, 2021, the Board of Directors approved a new $250.0 million, two-year stock repurchase program. This program superseded the program approved in May 2019, which was to expire on May 31, 2021. Under terms of the program, purchases can be made in the open market or under a Rule 10b5-1 trading plan. This program is effective immediately. The stock repurchase program does not obligate the Company to acquire any particular amount of the Company’s stock, and it may be suspended at any time at the Company’s discretion.

Liquidity and Capital Resources

The Company's primary source of liquidity is cash flows from operating activities, which have been sufficient to fund working capital and capital expenditure requirements.

At March 31, 2021, the Company had:
•Cash and cash equivalents of $386.5 million;
•Full availability under its $250.0 million Senior Secured Revolving Credit Facility (due 2024);
•Outstanding Senior Secured Debt of $490.8 million (term B loan facility due 2025); and
•Senior unsecured notes totaling $550.0 million at 4.625 percent (due 2028)

Borrowings under the Company’s $250.0 million Senior Secured Revolving Credit Facility are limited to a maximum Senior Secured Debt leverage ratio (ratio of Senior Secured Debt to trailing 12 months Adjusted EBITDA) of 4.0 to 1.0 at March 31, 2021. The Company's Senior Secured Debt leverage ratio was 1.13 to 1.0 at quarter end.
No principal payments are due on any of the Company’s borrowings until maturity.
Second Quarter 2021 Financial Estimates

The Company financial estimates for the second quarter of 2021, which are set forth below, are based on current operating trends and assume no significant deterioration in the markets ASGN serves. These estimates do not include any acquisition, integration or strategic planning expenses and assume no significant change in current foreign exchange rates. Full Company financial estimates and reconciliations of estimated net income to the estimated non-GAAP financial measures are included in the tables that accompany this release.

(In millions, except per share data)	Low	High
Revenues	$1,058.0	$1,078.0
SG&A expenses(1)	$200.7	$203.5
Amortization of intangible assets	$12.1	$12.1
Net income	$56.4	$60.1
Earnings per diluted share	$1.05	$1.12
Diluted shares outstanding	53.9	53.9
Gross margin	28.3%	28.5%
Effective tax rate(2)	27.0%	27.0%

Non-GAAP Financial Measures:
Adjusted EBITDA	$119.0	$124.0
Adjusted Net Income(3)	$68.2	$71.8
Adjusted Net Income per diluted share(3)	$1.27	$1.33
Adjusted EBITDA Margin	11.2%	11.5%
___________
(1) Includes non-cash expenses totaling $19.0 million, comprised of: (i) $10.6 million in stock-based compensation and (ii) $8.4 million in depreciation.
(2) Estimated effective tax rate before any excess tax benefits related to stock-based compensation.
(3) Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $7.5 million each quarter, or $0.14 per diluted share, and represent the economic value of the tax deduction that ASGN receives from the amortization of goodwill and trademarks.

The financial estimates above are based on estimated of “Billable Days” of 63.5, which is 0.25 fewer than the second quarter of 2020 and 1.5 more than the first quarter of 2021. Billable Days are defined as Business Days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, and additional time taken off around holidays.

Conference Call

The Company will hold a conference call today at 4:30 p.m. ET to review its financial results for the first quarter. The dial-in number is 877-407-0792 (+1-201-689-8263 for callers outside the United States), and the conference ID number is 13718057. Participants should dial in ten minutes before the call. The prepared remarks, supplemental materials and webcast for this call can be accessed at asgn.com.

A replay of the conference call will be available beginning April 28, 2021 at 7:30 p.m. ET until May 12, 2021. The access number for the replay is 844-512-2921 (+1-412-317-6671 for callers outside the United States) and the conference ID number is 13718057.

About ASGN Incorporated
ASGN Incorporated (NYSE: ASGN) is one of the foremost providers of IT and professional services in the technology, digital, creative, engineering and life sciences fields across commercial and government sectors. ASGN helps leading corporate enterprises and government organizations develop, implement and operate critical IT and business solutions through its integrated offering of professional staffing and IT solutions. ASGN's mission is to be the most trusted partner for companies seeking highly skilled human capital and integrated solutions to fulfill their strategic and operational needs. For more information, visit us at asgn.com.
Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance.

All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. In particular, we make no assurances that the proposed revenue scenarios outlined above will be achieved. Additional examples of forward-looking statements in this press release include, without limitation, statements regarding the expected impact of the COVID-19 global pandemic on our competitive position and demand for our services; our ability to attract, train and retain qualified staffing consultants, the availability of qualified contract professionals, management of our growth, continued performance and improvement of our enterprise-wide information systems, our ability to manage our litigation matters, the successful integration of our acquired subsidiaries and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on March 1, 2021. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

CONSOLIDATED SELECTED FINANCIAL DATA (Unaudited)
(In millions, except per share amounts)

	Three Months Ended
	March 31,		December 31,
	2021	2020	2020
Results of Operations:
Revenues	$1,025.7	$990.5	$1,011.4
Costs of services	744.7	709.6	734.8
Gross profit	281.0	280.9	276.6
Selling, general and administrative expenses	194.0	197.9	179.9
Amortization of intangible assets	12.2	12.1	14.1
Operating income	74.8	70.9	82.6
Interest expense	(9.2)	(11.4)	(9.3)
Income before income taxes	65.6	59.5	73.3
Provision for income taxes	16.9	15.7	17.9
Net income	$48.7	$43.8	$55.4

Earnings per share:
Basic	$0.92	$0.83	$1.05
Diluted	$0.91	$0.82	$1.04

Number of shares and share equivalents used to calculate earnings per share:
Basic	53.0	52.8	52.8
Diluted	53.7	53.3	53.5

Summary Cash Flow Data:
Cash provided by operating activities	$119.8	$64.1	$87.0
Capital expenditures	(9.3)	(15.3)	(4.3)
Free Cash Flow (non-GAAP measure)	$110.5	$48.8	$82.7

Cash used in investing activities	$(9.4)	$(101.0)	$(38.9)
Cash provided by (used in) financing activities	$2.9	$6.1	$(4.7)

	March 31, 2021	December 31, 2020
Summary Balance Sheet Data:
Cash and cash equivalents	$386.5	$274.4
Total current assets	1,074.2	994.4
Goodwill and intangible assets, net	2,093.1	2,106.3
Total assets	3,334.5	3,278.0
Total current liabilities	428.9	416.2
Working capital	645.3	578.2
Long-term debt	1,033.7	1,033.4
Total stockholders’ equity	1,645.8	1,587.1

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2021	2020	2020
Net income	$48.7	$43.8	$55.4
Interest expense	9.2	11.4	9.3
Provision for income taxes	16.9	15.7	17.9
Depreciation	9.8	9.3	9.9
Amortization of intangible assets	12.2	12.1	14.1
EBITDA (non-GAAP measure)	96.8	92.3	106.6
Stock-based compensation	10.3	8.7	8.4
Acquisition, integration and strategic planning expenses	1.5	2.5	1.3
Adjusted EBITDA (non-GAAP measure)	$108.6	$103.5	$116.3

	Three Months Ended
	March 31,		December 31,
	2021	2020	2020
Net income	$48.7	$43.8	$55.4
Acquisition, integration and strategic planning expenses	1.5	2.5	1.3
Tax effect on adjustments	(0.4)	(0.7)	(0.4)
Non-GAAP net income	49.8	45.6	56.3
Amortization of intangible assets	12.2	12.1	14.1
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes	(0.4)	—	(0.3)
Adjusted Net Income (non-GAAP measure)(1)	$61.6	$57.7	$70.1

Per diluted share:
Net income	$0.91	$0.82	$1.04
Adjustments	0.24	0.26	0.27
Adjusted Net Income (non-GAAP measure)(1)	$1.15	$1.08	$1.31

Common shares and share equivalents (diluted)	53.7	53.3	53.5
_________
(1) Adjusted Net Income does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets,” which currently total approximately $7.5 million per quarter (approximately $0.14 per diluted share) and represent the economic value of the tax deduction from the amortization of goodwill and trademarks.

FINANCIAL ESTIMATES FOR THE SECOND QUARTER OF 2021
RECONCILIATIONS OF ESTIMATED GAAP TO NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)	$56.4	$60.1
Interest expense	9.3	9.3
Provision for income taxes(2)	20.9	22.2
Depreciation expense(3)	9.7	9.7
Amortization of intangible assets	12.1	12.1
EBITDA (non-GAAP measure)	108.4	113.4
Stock-based compensation	10.6	10.6
Adjusted EBITDA (non-GAAP measure)	$119.0	$124.0

	Low	High
Net income(1)	$56.4	$60.1
Amortization of intangible assets	12.1	12.1
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes	(0.3)	(0.4)
Adjusted Net Income (non-GAAP measure)(4)	$68.2	$71.8

Per diluted share:
Net income	$1.05	$1.12
Adjustments	0.22	0.21
Adjusted Net Income (non-GAAP measure)(4)	$1.27	$1.33

Common shares and share equivalents (diluted)	53.9	53.9
_______
(1)This estimate does not include acquisition, integration and strategic planning expenses, or excess tax benefits related to stock-based compensation.
(2)Estimated effective tax rate is 27.0 percent and does not include excess tax benefits related to stock-based compensation.
(3)Comprised of (i) $8.4 million of depreciation included in SG&A expenses and (ii) $1.3 million of depreciation included in costs of services.
(4)Does not include the Cash Tax Savings on Indefinite-lived Intangible Assets. These savings total $7.5 million per quarter ($0.14 per diluted share) and represent the economic value of the tax deduction from the amortization of goodwill and trademarks.

Non-GAAP Financial Measures

Statements in this release and the accompanying financial information include non-GAAP financial measures that are provided as additional information to enhance the overall understanding of the Company's current financial performance and not as an alternative to the consolidated interim financial statements presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Management uses these non-GAAP measures (EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, Senior Secured Debt leverage ratio and Revenues on a same Billable Days and Constant Currency basis) to evaluate the Company's financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial information tables that accompany this press release include reconciliations of net income to non-GAAP financial measures.

EBITDA and Adjusted EBITDA provide a measure of the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis, by removing the effects of non-operating and certain non-cash expenses. These non-operating and non-cash items are specifically identified in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Adjusted Net Income provides a method for assessing the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis by removing the effects of non-operating and certain non-cash expenses, adjusted for some of the cash flows associated with amortization of intangible assets to more fully present the performance of the Company's acquisitions. The calculation of Adjusted Net Income is presented in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Free Cash Flow provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities and is computed as presented in the tables that accompany this release.

The Senior Secured Debt leverage ratio is a ratio of the Company's Senior Secured Debt to trailing 12 months Adjusted EBITDA and provides information about the Company's compliance with loan covenants.

Revenues calculated on a Same Billable Days and Constant Currency basis provide more comparable information by removing the effect of differences in the number of billable days and changes in currency exchange rates on a year-over-year basis. Revenues on a Same Billable Days basis are adjusted for the following items: differences in billable days during the period by taking the current-period average revenue per billable day, multiplied by the number of billable days from the same period in the prior year; Billable Days are business days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather. To calculate revenues on Constant Currency basis, reported revenues are re-translated using foreign exchange rates from the comparable prior year period.

Contacts:
Ed Pierce
Chief Financial Officer
818-878-7900

ADDO Investor Relations
Kimberly Esterkin
310-829-5400 / kesterkin@addoir.com